ICON FUNDS

AMENDMENT NO. 24 TO MASTER TRUST AGREEMENT

AMENDMENT No. 24 to the Master Trust Agreement of ICON Funds effective as of January 22, 2016 at Greenwood Village Colorado.

WITNESSETH:

WHEREAS, Section 7.3 of the ICON Master Trust Agreement dated September 19, 1996, as amended, of ICON Funds (the “Trust”) provides that the agreement may be amended at any time so long as such amendment does not adversely affect the rights of any shareholder with respect to which such amendment is or purports to be applicable and so long as such amendment is not in contravention of applicable law, including the Investment Company Act of 1940, by an instrument in writing, signed by an officer of the Trust pursuant to a vote of a majority of the Trustees of the Trust;

WHEREAS, The Trustees of the Trust unanimously desire to amend Section 4.2 of the Master Trust Agreement to change the name of the ICON Materials Fund to the ICON Natural Resources Fund effective January 22, 2016; AND

WHEREAS, by a unanimous vote, all the Trustees of the Trust duly adopted the amendment to the Agreement on October 15, 2015 and authorized the same to be filed with the Secretary of State of the Commonwealth of Massachusetts and to become effective as of January 22, 2016;

NOW THEREFORE, the undersigned Donald Salcito, Vice President and Secretary of the Trust, pursuant to the authorization described above, hereby forwards for filing this amendment to Section 4.2 of the Master Trust Agreement, as heretofore in effect, to read as follows:

Section 4.2 Establishment and Designation of Sub-Trusts. Without limiting the Trustees’ authority to establish further sub-trusts and classes pursuant to Section 4.1, the Trustees hereby establish the following sub-trusts and classes:

FUNDS WITH NO CLASSES AND NO DISTRIBUTION PLAN

ICON Opportunities Fund

FUNDS/CLASSES WITH NO DISTRIBUTION PLAN

(CLASS S)

ICON Fund – Class S

ICON Bond Fund – Class S

ICON Equity Income Fund - Class S

ICON Long/Short Fund – Class S

ICON Risk-Managed Equity Fund – Class S

ICON Emerging Markets Fund – Class S

ICON International Equity Fund – Class S

ICON Consumer Discretionary Fund – Class S

ICON Consumer Staples Fund – Class S

ICON Energy Fund – Class S

ICON Financial Fund – Class S

ICON Healthcare Fund – Class S

ICON Industrials Fund – Class S

ICON Information Technology Fund – Class S

ICON Natural Resources Fund – Class S

ICON Utilities Fund – Class S

FUNDS/CLASSES WITH DISTRIBUTION PLAN

(CLASS A and CLASS C)

ICON Fund – Class A and Class C

ICON Bond Fund – Class A and Class C

ICON Equity Income Fund - Class A and Class C

ICON Long/Short Fund – Class A and Class C

ICON Risk-Managed Equity Fund – Class A and Class C

ICON Emerging Markets Fund – Class A and Class C

ICON International Equity Fund – Class A and Class C

ICON Consumer Discretionary Fund – Class A

ICON Consumer Staples Fund – Class A

ICON Energy Fund – Class A and Class C

ICON Financial Fund – Class A

ICON Healthcare Fund – Class A

ICON Industrials Fund – Class A

ICON Information Technology Fund – Class A

ICON Natural Resources Fund – Class A and Class C

ICON Utilities Fund – Class A

IN WITNESS WHEREOF, the undersigned has signed this amendment pursuant to Section 7.3 of the Agreement as of the 15th day of October 2015, effective January 22, 2016.

Donald Salcito, Vice President and
Secretary

STATE OF COLORADO	)
	)	ss:
COUNTY OF ARAPAHOE	)

Before me, a Notary Public in and for said county and state, personally appeared the above Donald Salcito, who acknowledged that he did sign the foregoing instrument in the capacity indicated, and that the same is his free act and deed on this 15th day of October 2015.

Signature of Notary Public:

My Commission Expires: January 13, 2019